Exhibit 99.1

INVESTOR PRESENTATION FALL 2020 OTCQB: MAGE “Gold is money . . . everything else is credit” – J.P. Morgan

FORWARD LOOKING STATEMENT

MAGELLAN GOLD CORPORATION

Cautionary Note Regarding Forward Looking Statements:

Statements made regarding matters which are not historical facts, are "forward looking statements". These include statements regarding plans to acquire advanced or operating properties primarily in Idaho, the Center Star project, including efforts to define a resource; Magellan's business strategy; and financial plans and projections. These statements are subject to risks and uncertainties, including, but not limited to, fluctuation in metal prices, fluctuations in operating costs; reasonability of the economic assumptions at the basis of the results associated with Magellan's project analysis; changes in interpretations of geological, geostatistical, metallurgical, mining or processing information and interpretations of the information resulting from future exploration, analysis or mining and processing experience; new information from drilling programs or other exploration or analysis; unexpected variations in mineral grades, types and metallurgy; fluctuations in silver and gold metal prices; failure of mined material or veins mined to meet expectations; increases in costs and declines in general economic conditions, fluctuations in exchange rates and changes in political conditions, in tax, royalty, environmental and other laws in the United States; financial market conditions and the availability of external financing, if required. Risks and uncertainties also include the extent of the COVID-19 pandemic's continued effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, the pace at which jurisdictions across the country re-open and restrictions begin to lift, the availability of government financial support to our business, tenants and operators and whether a resurgence of the outbreak occurs.

Exploration Results:

This presentation includes information regarding selected drill and sampling results on certain of our exploration properties. Complete drill and sampling results may be viewed by visiting our website at www.magellangoldcorp.com.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Mineral Resources:

Certain terms in this presentation, such as "measured ", "indicated " and "inferred " mineral resources, are defined in and required to be disclosed by NI 43-101. We advise U.S. investors that these terms are not recognized under the SEC Industry Guide 7. Accordingly, the disclosures regarding mineralization in this presentation may not be comparable to similar information disclosed by Magellan Gold Corp in the reports it files with the SEC. The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources. US investors are cautioned not to assume that any or all of the minerals resources are economically or legally mineable or that these mineral resources will ever be converted into mineral reserves. In addition, the SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit amounts. U.S. investors are urged to consider closely the disclosure in our Form 10-K and other SEC filings. You can review and obtain copies of these filings from the SEC's website at http:www.sec.gov/edgar.shtml.

OTCQB: MAGE

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OVERVIEW • Magellan Gold Corporation (OTCQB: MAGE) is focused on the exploration and development of precious metals in North America. • Magellan’s flagship project is the Center Star Gold Mine in the resurgent Elk City area in Idaho. • We are additionally working to build a collection of interests in operating mines in the Western United States. • Our goal going forward will be to achieve production and expand our resource base to achieve greater market recognition for the benefit of our shareholders. OTCQB: MAGE 3

WHY GOLD? • Berkshire Hathaway (NYSE: BRK.A) bought about 21 million shares of gold miner Barrick Gold (NYSE: GOLD) for about $563 million. (SEC filing released 8/14/20) • Bank of America Corp. raised its 18 - month gold - price target to $3,000 an ounce -- more than 50% above the existing price record -- in a report titled “The Fed can’t print gold.” - Source Bloomberg April 21, 2020 • “Gold is money . . . everything else is credit” – J.P. Morgan OTCQB: MAGE 4

REBIRTH OF ELK CITY GOLD MINING OTCQB: MAGE 5 • Historically, the mines in Idaho County have produced yearly production from 1862 through 1942 that totaled 2,176,550 ounces. 1 • There are currently several significant exploration projects by active junior mining companies and one operational gold mining project (Endo Mines - Friday Mine) in the Elk City Area. • Idaho is a mine - friendly jurisdiction and is becoming one of the most active gold exploration areas in the US. • Magellan Gold is presently evaluating the opportunities in the Elk City area and other mining districts in the Western US. 2) https://thediggings.com/places/id0492585570 Historically there have been 168 gold producers in the region 2 1) https://westernmininghistory.com/articles/111/page1/

LOCATION OF CENTER STAR MINE 6 ▪ North Central Idaho ▪ Year - Round Access ▪ Infrastructure Ready

CURRENT NEARBY PROJECTS

MAGELLAN GOLD CORPORATION

New Jersey Mining Company (OTCQB: NJMC)

Endomines AB (STO: ENDO)

Idaho Champion Gold Mines Canada Inc (CSE: ITKO)

Gold Lion Resources Inc (CSE:GL)



Gold Lion Resources
Western Mining Holding LLC
New Jersey Mining Company
Endomines
Magellan Gold
Endomines
Idaho Champion
Endomines
Gold Lion Resources

Exploration and production projects

Endomines Friday project has historical indicated resource totaling 647,000 ounces of gold[1]

1) http://www.canadianminingjournal.com/news/gold-endomines-acquires-friday-open-pit-mine-lease-from-nexgen/

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CENTER STAR MINE • The Center Star Mine is believed to host high - grade gold mineralization that was discovered in the early 1900s, with periodic historic production and development work done under different ownership through the 1980s. • With the presence of high - grade gold mineralization, Magellan will be evaluating the historic mine data to assess the resource potential present at Center Star Mine. • The property is located 45 miles from Grangeville, Idaho and near the town of Elk City, Idaho. • Gold mineralization at Center Star Mine is hosted in multiple parallel quartz veins in a banded gneiss. • The gold at the Center Star Mine occurs in high - grade veins that trend northeasterly and dip steeply to the southeast and are present in a 75’ to 100’ wide sheer zone hosting quartz veins and breccia. • The gold - bearing veins were reported to vary from a few inches to 20 feet in width and contain gold from 0.35 ounce per ton gold to multi - ounce per ton gold based on historic mine data. • The Center Star Mine has not had any exploration or development work conducted in the last 35 years. OTCQB: MAGE 8

MANAGEMENT TEAM

MAGELLAN GOLD CORPORATION

Mike Lavigne, President & Director, has been involved in the mining industry since 1975 when he worked underground for Hecla Mining Company. He was a member and on the board of directors for the Spokane Stock Exchange and was involved in a number of financings for exploration-stage companies. Mr. Lavigne has served in management and board positions for a number of exploration companies with projects in Idaho, Montana, Nevada, Utah, Wyoming and Alaska.

Greg Schifrin, Director, has worked as a geologist and manager for over 36 years in the mining and mineral exploration industry, where he has been involved in precious, base metals, rare earth and uranium exploration and project development. Mr. Schifrin has served as an executive or director at various mining companies, including Idaho Champion Gold Mines USA, Inc. (CSE: ITKO), Blackrock Gold Corp. (TSXV: BRC), WestMountain Gold Inc., Silver Verde May, Cyclone Uranium Corp., U.S. Rare Earth, Inc., and Golden Eagle Mining.

John C. Power, Co-founder, CFO and Director, has served in senior capacities since the Company's inception in 2010. Mr. Power also is president and a director of Athena Silver Corporation (OTCBB: AHNR) and serves as co-manager of Silver Saddle Resources, LLC., a private exploration company. Mr. Power attended Occidental College and the University of California at Davis.

Mark Rodenbeck, Director, prior to joining the board of Magellan Gold, Mr. Rodenbeck served as an officer and director of Mascota Resources, a Nevada mining Company, from February 2015- October 2019. Twenty years' experience as a business owner in the restaurant and building trades industries and a decade's experience as a stock broker, formerly branch Manager of Engler & Budd, a Minneapolis-based brokerage firm.

Deepak Malhotra, Ph.D., Director, a world-renowned processing expert, has over 48 years of mining industry experience, with expertise in process design, process development and capital and operating cost management. His process work with mining organizations worldwide has led to the commercialization of about 15 plants, with capital ranging from $50 million to $750 million.

OTCQB: MAGE 9

STOCK DATA 10 Trading symbol : Trading range (52 weeks) : Market capitalization ($1.62) : Shares issued & outstanding : Shares Average Volume (30d): MAGE (OTCQB) $0.20 to $2.50 $10.38 million 6.4 million 6,235 MAGELLAN GOLD CORPORATION *as of 8/25/2020, source Otcmarkets , Yahoo finance

CORPORATE STRATEGY OTCQB: MAGE 11 We target projects that have historically produced high grade gold Using modern exploration and mining techniques we can greatly enhance the resource of the historic projects As a small - scale operator, we will look to produce higher IRR’s with lower upfront capital expenditure on higher grade projects With modern mining and milling methods, we will substantially increase production and recovery of gold in the historic projects that were not economic years ago As a small - scale high - grade operator, we are not competing with major operators for our projects

OPPORTUNITY SUMMARY • Historic targets provide us with a higher probability of developing economic projects. • Historic mines offer better opportunity for nearer term production by utilizing existing geological data and infrastructure to accelerate exploration and mine development. • Small scale operations can yield higher rates of internal return through lower capital expenditures per ounce and give us greater leverage as gold prices rise and lower risk if gold prices decline. • Our team has decades of experience in exploration and mine development. • Great macro conditions currently exist for investing in gold. OTCQB: MAGE 12

CONTACT Investor Relations Contact: OTCQB:MAGE 888 - 237 - 2881 www.magellangoldcorp.com contact@magellangoldcorp.com OTCQB: MAGE 13